Exhibit 4.13

Schedule of warrants issued by Blackhawk to members of the board of managers and executive officers of Blackhawk

Date Issued	Name of Warrant Holders	Number of Units	Type of Units	Exercise Price	Expiration Date
June 30, 2006	Ronald L. Mapes	50,000	Class A Units	$1.00	December 20, 2009
June 30, 2006	Jon Rosenstiel	50,000	Class A Units	$1.00	December 20, 2009
June 30, 2006	Ronald Fluegel	50,000	Class A Units	$1.00	December 20, 2009
June 30, 2006	Quentin H. Davis	50,000	Class A Units	$1.00	December 20, 2009
June 30, 2006	Gary J. Bocker	50,000	Class A Units	$1.00	December 20, 2009
June 30, 2006	Criss Davis	50,000	Class A Units	$1.00	December 20, 2009
June 30, 2006	Karl Lawfer	50,000	Class A Units	$1.00	December 20, 2009
June 30, 2006	David D. Shockey	50,000	Class A Units	$1.00	December 20, 2009
June 30, 2006	Brad Smith	50,000	Class A Units	$1.00	December 20, 2009
June 30, 2006	Dennis C. Wilke	50,000	Class A Units	$1.00	December 20, 2009
June 30, 2006	Marvin Wurster	50,000	Class A Units	$1.00	December 20, 2009